Exhibit 25.1
______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                           _________________________

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
               A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                   ________________________________________

                           THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)

New York
(State of incorporation                                     (I.R.S. employer
 if not a national bank)                                   identification No.)
                                                               13-4994650
270 Park Avenue
New York, New York
10017
(Zip Code)
(Address of principal executive offices)

                              William H. McDavid
                                General Counsel
                                270 Park Avenue
                           New York, New York 10017
                             Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                 _____________________________________________
                              THE LTV CORPORATION
                            LTV STEEL COMPANY, INC.
              (Exact name of obligor as specified in its charter)

Delaware                                                       13-3784318
New Jersey                                                     34-0486510
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                            identification No.)

200 Public Square
Cleveland, Ohio  44114                                            44114
(Address of principal executive offices)                        (Zip Code)

                                ----------
                     8.20% Senior Exchange Notes due 2007
                      (Title of the indenture securities)

______________________________________________________________________________


                                    GENERAL


Item 1. General Information.

        Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

       New York State Banking Department, State House, Albany, New York 12110.

       Board of Governors of the Federal Reserve System, Washington,
       D.C., 20551

       Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

       Federal Deposit Insurance Corporation, Washington, D.C., 20429.



(b) Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16. List of Exhibits


         List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985,
            December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

         2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

         3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

         4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

         5. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8. Not applicable.

         9. Not applicable.


                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 3rd day of November 1997.


                                       THE CHASE MANHATTAN BANK


                                       By  /s/ James P. Freeman
                                           ----------------------------------
                                           James P. Freeman
                                           Assistant Vice President


                             Exhibit 7 to Form T-1

                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                           The Chase Manhattan Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                  at the close of business June 30, 1997, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.



                                                               Dollar Amounts
          ASSETS                                               in Millions
          ------                                               --------------

Cash and balances due from depository institutions:
      Noninterest-bearing balances and
      currency and coin ......................................   $  13,892
      Interest-bearing balances ..............................       4,282
Securities:
Held to maturity securities...................................       2,857
Available for sale securities.................................      34,091
Federal Funds sold and securities purchased under agreements
      to resell ..............................................      29,970
Loans and lease financing receivables:
      Loans and leases, net of unearned income ...............    $124,827
      Less: Allowance for loan and lease losses...............       2,753
      Less: Allocated transfer risk reserve ..................          13
                                                                  --------
      Loans and leases, net of unearned income,
      allowance, and reserve .................................     122,061
Trading Assets ...............................................      56,042
Premises and fixed assets (including capitalized leases)......       2,904
Other real estate owned ......................................         306
Investments in unconsolidated subsidiaries and associated
      companies...............................................         232
Customers' liability to this bank on acceptances outstanding..       2,092
Intangible assets ............................................       1,532
Other assets .................................................      10,448
                                                                  --------
TOTAL ASSETS .................................................    $280,709
                                                                  ========


                                  LIABILITIES

Deposits
      In domestic offices.......................................   $91,249
      Noninterest-bearing ......................................   $38,157
      Interest-bearing .........................................    53,092
                                                                  --------
      In foreign offices, Edge and Agreement subsidiaries,
        and IBF's...............................................    70,192
      Noninterest-bearing.......................................     3,712
      Interest-bearing..........................................    66,480
Federal funds purchased and securities sold under agreement
  to repurchase ................................................    35,185
Demand notes issued to the U.S. Treasury .......................     1,000
Trading liabilities.............................................    42,307
Other Borrowed money (includes mortgage indebtedness
      and obligations under capitalized leases):
      With a remaining maturity of one year or less ............     4,593
      With a remaining maturity of more than one year through
        three years.............................................       260
      With a remaining maturity of more than three years........       146
Bank's liability on acceptances executed and outstanding........     2,092
Subordinated notes and debentures ..............................     5,715
Other liabilities ..............................................    11,373
                                                                  --------
TOTAL LIABILITIES ..............................................   264,112
                                                                  --------

                                EQUITY CAPITAL

Perpetual Preferred stock and related surplus...................         0
Common stock ...................................................     1,211
Surplus  (exclude all surplus related to preferred stock).......    10,283
Undivided profits and capital reserves .........................     5,280
Net unrealized holding gains (Losses) on available-for-sale
  securities ...................................................      (193)
Cumulative foreign currency translation adjustments ............        16

TOTAL EQUITY CAPITAL ...........................................    16,597
                                                                   ________
TOTAL LIABILITIES AND EQUITY CAPITAL ...........................   $280,709
                                                                   ========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                                                           JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.


                                           WALTER V. SHIPLEY       )
                                           THOMAS G. LABRECQUE     ) DIRECTORS
                                           WILLIAM B. HARRISON, JR.)